TBS International Limited Schedules Shareholder Meetings for December 4, 2009 to Vote on Proposed Change in Place of Incorporation

HAMILTON, BERMUDA, October 30, 2009 -- TBS International Limited (NASDAQ: TBSI) (“TBS”) will hold meetings of its shareholders on Friday, December 4, 2009. TBS’s shareholders will be asked to vote, in person or by proxy, at a special court-ordered meeting on the company’s proposal to change the place of incorporation of the company whose shares TBS shareholders own to Ireland from Bermuda.  TBS’s shareholders will also be asked to vote at a special general meeting on proposals to establish distributable reserves of TBS International plc, the proposed new Irish holding company, and to approve the amended and restated TBS International 2005 Equity Incentive Plan.  The meetings will be held at the law offices of Bleakley Platt & Schmidt, LLP, One North Lexington Avenue, White Plains, New York 10601.

TBS filed with the U.S. Securities and Exchange Commission (SEC) today a definitive proxy statement for the shareholder meetings. The company expects to mail the proxy statement on or about November 3, 2009 to all TBS shareholders of record as of October 20, 2009, the record date for the shareholder meetings. At the meetings, shareholders will vote on the proposals contained in the proxy statement. Additional information about the proposals, including associated benefits and risks, is set forth in the definitive proxy statement.

This communication is being made in respect of the proposed transaction. In connection with the transaction, TBS has filed a definitive proxy statement today with the SEC and will mail the proxy statement to its shareholders. Shareholders are urged to read such proxy statement because it will contain important information. The proxy statement is, and other documents filed or to be filed by TBS with the SEC are or will be, available free of charge at the SEC’s website (www.sec.gov) and at TBS’s website (www.tbsship.com).

TBS and its directors and executive officers and other persons may be deemed participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of TBS shareholders in connection with the transaction is set forth in the proxy statement filed with the SEC. You can find information about TBS’s directors and executive officers in the definitive proxy statement filed on April 30, 2009. You can obtain free copies of these documents from TBS on TBS’s website at www.tbsship.com.

 Forward-Looking Statements "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's current expectations and observations.

Included among the factors that, in the company's view, could cause actual results to differ materially from the forward-looking statements contained in this press release are the following:

●	TBS may not pursue the transaction;
●	TBS will not be able to complete the transaction in the time period anticipated, or at all, which is dependent on actions by certain third party government agencies;
●	the transaction might not achieve the anticipated benefits for TBS;
●	changes in demand for the company's services, which are increasingly difficult to predict due to the current economic downturn and the widespread reduction of business activity generally;
●	a decline in rates in the shipping market will continue for a prolonged period;
●	the effect of a decline in vessel valuations;
●	the company's ability to maintain financial ratios and satisfy financial covenants in its credit facilities;
●
changes in rules and regulations applicable to the shipping industry, including, without limitation, legislation adopted by international organizations such as the International Maritime Organization and the European Union or by individual countries;

●	actions taken by regulatory authorities;
●	changes in trading patterns significantly impacting overall vessel tonnage requirements;
●	changes in the typical seasonal variations in charter rates;
●	increases in costs, including changes in production of or demand for oil and petroleum products, crew wages, insurance, provisions, repairs and maintenance, generally or in particular regions;
●	the risk that financial counterparties will default;
●	changes in general domestic and international political conditions;
●	changes in the condition of the company's vessels or applicable maintenance or regulatory standards which may affect, among other things, its anticipated drydocking or maintenance and repair costs;
●	increases in the cost of the company's drydocking program or delays in its anticipated drydocking schedule;
●
China Communications Construction Company Ltd./Nantong Yahua Shipbuilding Group Co., Ltd.'s ability to complete and deliver the vessels on the anticipated schedule and the ability of the parties to satisfy the conditions in the shipbuilding agreements; and

●
other factors listed from time to time in the company's filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K for the period ended December 31, 2008 and its subsequent reports on Form 10-Q and Form 8-K.

About TBS International Limited:

TBS is a fully-integrated transportation service company that offers customers the TBS Five Star Service consisting of: ocean transportation, operations, logistics, port services, and strategic planning. We offer liner, parcel, bulk, and chartering services, supported by a fleet of multipurpose tweendeckers and handysize and handymax bulk carriers, including specialized heavy-lift vessels. TBS has developed its business around key trade routes between Latin America and China, Japan and South Korea, as well as select ports in North America, Africa, the Caribbean and the Middle East.

Visit our website at www.tbsship.com

For more information, please contact:

Company Contact:
Ferdinand V. Lepere
Executive Vice President and Chief Financial Officer
TBS International Limited
Tel. 914-961-1000
InvestorRequest@tbsship.com

Investor Relations / Media:
Nicolas Bornozis
Capital Link, Inc. New York
Tel. 212-661-7566
tbs@capitallink.com